Exhibit 10.1

AMENDMENT NO. 1
to the
PRUDENTIAL SAVINGS BANK
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (the "Amendment") to the Amended and Restated Employment Agreement between Prudential Savings Bank, a Pennsylvania‑chartered, stock-form savings bank (the "Bank"), and Joseph R. Corrato (the "Executive") dated as of October 1, 2015 (the "Agreement"), is hereby effective as of November 1, 2015.

WHEREAS, the Executive is presently employed as the President and Chief Executive Officer of the Bank;

WHEREAS, effective October 1, 2015, the Executive and the Bank entered into the Agreement which provided for, among other things, a minimum Base Salary, as such term is defined in the Agreement, during the term of the Agreement;

WHEREAS, the Executive has voluntarily proposed a reduction in his Base Salary as provided for in Section 3(a) of the Agreement in light of the Bank's current operating situation and the Compensation Committee of the Board of Directors has accepted such offer by the Executive;

WHEREAS, the Bank and the Executive desire to amend the Agreement to reflect the mutually agreed upon revision to the Executive's Base Salary; and

WHEREAS, the Executive is willing to serve the Bank on the terms and conditions set forth in the Agreement, as amended by this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Bank and the Executive do hereby agree to amend the Agreement as follows:

1.            Section 3(a) of the Agreement be and hereby is rescinded and deleted and replaced in its entirety by the following:

3(a)            The Employer shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $200,632 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employer and may not be decreased without the Executive's express written consent.  In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employer.

2.            All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreement as of the date first written above.

ATTEST:		PRUDENTIAL SAVINGS BANK

By:	/s/Auza Maria Martins	By:	/s/Francis V. Mulcahy
Name:	Auza Martins		Francis V. Mulcahy
Title:	Assistant Corporate Secretary		Chairman of the Compensation
Committee of the Board of Directors

EXECUTIVE

		By:	/s/Joseph R. Corrato
Joseph R. Corrato

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